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                                                                    EXHIBIT 99.2


                      CMGI and Pacific Century CyberWorks
                            Announce Share Exchange

Andover, Mass. and Hong Kong, September 23, 1999 -- CMGI, Inc. (NASDAQ: CMGI) and Pacific Century CyberWorks Limited ("PCCW;" Reuters: 1186.HK; Bloomberg:
1186), a company listed on The Stock Exchange of Hong Kong, announced today that the two companies have entered into an agreement whereby CMGI will issue US$350 million worth of its common stock to PCCW in exchange for $350 million worth of shares of PCCW, subject to certain customary terms and conditions.

In addition, the companies are in discussion to form a strategic relationship to jointly develop their Internet-related business activities in Asia, including the possible establishment of a venture for the development and application of Internet technologies within the Asian marketplace, and an agreement for co-investment with respect to Internet opportunities in the United States and Asia.

About the Pacific Century Group
The Pacific Century Group (www.pcg-group.com) was established in October 1993
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with proceeds from the sale of STAR TV, the first pan-Asian satellite television network, operating in more than 50 countries, to News Corp. At the sale, which was completed in 1995, the valuation of the enterprise was US$950.5 million. The total original investment in STAR TV, which Mr. Richard Li founded in 1990, was US$125 million. The Group's publicly-listed companies and non-listed operations are active worldwide in digital technology, financial services and infrastructure development.

Pacific Century CyberWorks, the Group's technology flagship, announced in August 1999 its acquisition of Pacific Convergence Corporation (PCC), a joint venture between Pacific Century Group (60%) and Intel Corporation (40%), the world's leading maker of microprocessors. Intel's investment of US$50 million in PCCW, combined with its initial 40% stake in PCC, gives it a 13.05% stake in PCCW. PCC's objective is to be the preeminent provider of broadband Internet services in Asia via its satellite network serving 110 million connected cable households.

Listed companies within the Group, in addition to PCCW, include Singapore-listed Pacific Century Regional Developments Limited (Reuters: PCEN.SI; Bloomberg: PAC
SP); and Hong Kong-listed Pacific Century Insurance Limited (Reuters: 0065.HK;
Bloomberg: 65).

The Pacific Century Group is the sole partner with the Government of Hong Kong in the approximately US$1.6 billion Cyber-Port project (www.cyber-port.com)
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announced by the Financial Secretary Donald Tsang in his 1999 Budget. The Cyber-
Port is a comprehensive facility designed to foster the development of Hong Kong's information services sector through the formation of a strategic cluster of both established and start-up companies at the one location.

The Group's aim is to build on its expertise and knowledge of digital technology and new media to become a preeminent leader in Internet content and services such as eCommerce. The Group believes there are tremendous synergies between its existing activities in this field and future business opportunities. PCCW's parallel involvements in the Cyber-Port and the fast-growing information technology and Internet sectors, and its acquisition of Pacific Convergence Corporation, will help secure Hong Kong's position as a hub of Asia-focused eCommerce and Internet content development, and create new opportunities for the best talent in the region.

About CMGI
With nearly 50 companies, CMGI, Inc. (Nasdaq: CMGI) represents the largest, most diverse network of Internet companies in the world. This network includes both CMGI operating companies and a growing number of synergistic investments through its venture capital affiliate, @Ventures. CMGI leverages the technologies, content, and market reach of its extended family of companies to foster rapid growth and industry leadership across its network, and the larger Internet Economy. Microsoft, Intel, Sumitomo and Compaq hold minority positions in CMGI.
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CMGI's majority-owned subsidiaries include Engage Technologies (Nasdaq: ENGA),
Activerse, Adsmart, AltaVista, Cha! Technologies, iCAST, Magnitude Network, NaviSite, NaviNet, Planet Direct and ZineZone. The company's @Ventures affiliates have ownership interests in Lycos, Inc. (Nasdaq: LCOS), Critical Path (Nasdaq: CPTH), Silknet (Nasdaq: SILK), Chemdex (Nasdaq: CMDX), Ancestry.com, Asimba, AuctionWatch, Aureate Media, blaxxun, BizBuyer.com, buyingedge.com, CarParts.com, CraftShop.com, eCircles.com, EXP.com, FindLaw, Furniture.com, HotLinks, Intelligent/Digital, KOZ.com, Mondera.com, MotherNature.com, NextMonet.com, NextPlanetOver.com, OneCore.com, ONElist, PlanetOutdoors.com, Productopia, Promedix.com, Raging Bull, Softway Systems, Speech Machines, ThingWorld.com, Vicinity, Virtual Ink, Visto and WebCT.

CMGI is also the majority-owner of SalesLink, InSolutions and On-Demand Solutions, leaders in the direct marketing, fulfillment and turnkey arenas. CMGI Corporate headquarters is located at 100 Brickstone Square, Andover, MA 01810.
Telephone: 978-684-3600. Fax: 978-684-3814. Additional information is available on the company's Web site at http://www.cmgi.com.
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"Safe Harbor" Statement under the Private Securities Litigation Reform Act of
1995: Statements in this press release regarding CMGI, Inc.'s business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the CMGI Annual Report or Form 10-K for the most recently ended fiscal year.